Exhibit 99.1

RCN CORPORATION

SENIOR EXECUTIVE ANNUAL BONUS PLAN

1. Purpose

This Senior Executive Annual Bonus Plan (the “Plan”) is applicable to those employees of RCN Corporation (the “Company”) and its subsidiaries who are considered to be executive officers of the Company (“Covered Employees”), including members of the Board of Directors who are such employees.

The Plan is designed to reward, through additional cash compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.

2. Administration

The Plan shall be administered by a committee (the “Committee”) comprised exclusively of members of the Board of Directors (the “Board”) who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall consist of all non-executive members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee shall have the authority, subject to the provisions herein, (a) to select Covered Employees to participate in the Plan; (b) to establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; and (e) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3. Eligibility

All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees recommended by the Compensation Committee of the Board (the “Compensation Committee”) who shall participate in this Plan in any year no later than the applicable deadline (the “Determination Date”) for the establishment of performance goals permitting the compensation payable to such Covered Employee for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).

4. Establishment Of Performance Goals And Award Opportunities

No later than the Determination Date for each year, the Committee shall, upon the recommendation of the Compensation Committee, establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant’s employment by the Company or a subsidiary continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion (within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A)) with respect to any award hereunder to reduce any amount that would otherwise be payable hereunder.

No later than the Determination Date for each year, the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Committee may determine: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

5. Maximum Award

The maximum amount of compensation that may be paid under the Plan to any participant for any year is $5,000,000.

6. Attainment Of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards shall also be contingent upon the participant remaining employed by the Company or a subsidiary of the Company during such year. In the event of termination of employment by reason of death, disability or retirement (each as determined by the Committee) during the Plan year, an award shall be payable under this Plan to the participant or the participant’s estate for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7. Shareholder Approval And Committee Certification Contingencies; Payment Of Awards

Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Paragraph 6 above relating to death, disability and retirement, payment of any award under this Plan shall also be contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid no later than 2 1/2 months after the end of the fiscal year with respect to which such award is earned, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after 5th anniversary of initial shareholder approval.

8. Amendment, Termination And Term Of Plan

The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

9. Interpretation And Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10. Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

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